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                                                                    EXHIBIT 23.1
                                                                  Conformed Copy


                         Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 29, 1996 (except for Note N, as to which the date is June 29, 1998, and Note M, as to which the date is July 22, 1998), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-48235) and related Prospectus of Del Monte Foods Company for the registration of up to 21,985,700 shares of its common stock.


                                                /s/ Ernst & Young LLP

San Francisco, California
July 23, 1998